UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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September 26, 2017

Date of Report (Date of Earliest event reported)

SHARING SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-205310	30-0869786
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

930 S. 4th Street, Suite 150, Las Vegas, NV 89101
(Address of principal executive offices)

Registrant's telephone number, including area code:	714-203-6717

___________________________________________________

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13c-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (/Section 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Section 240.12b-2 of this chapter).

Emerging growth company    [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    [  ]

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On September 26, 2017, Sharing Services, Inc. (the “Company”) entered into a Consulting Agreement (the “Agreement”) with RB Capital Partners, Inc. (“RBCP”) of La Jolla, California.  Pursuant to the Agreement which has a term of 180 days, RBCP will provide consulting services relating to (i) introductions to potential strategic partners involving funding and financing options, and (ii) introductions to market makers, broker-dealers, or other financial institutions, among other services.  The Agreement provides for the issuance of One Million Five Hundred Thousand (1,500,000) restricted shares of the Company’s common stock to RBCP as compensation for services, with additional monetary compensation for related, completed investment transactions.

The foregoing description of the Agreement dated September 26, 2017, is a summary only and is qualified in its entirety by the full text of the Agreement, which is filed as Exhibit 1.1 hereto and incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number Description Location 1.1 Consulting Agreement dated September 26, 2017 by and between Sharing Services, Inc. and RB Capital Partners, Inc. Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2017 SHARING SERVICES, INC. By: /s/ Jordan Brock Name: Jordan Brock Title: Chief Executive Officer/President